                                                                   EXHIBIT 10.73



VERSION 6/97



                           INDUSTRIAL LEASE AGREEMENT

                                     BETWEEN

                     DFW TRADE CENTER I LIMITED PARTNERSHIP

                                   AS LANDLORD

                                       AND

                                 SIMMONS COMPANY

                                    AS TENANT

                                   LEASE INDEX

          Section                     Subject
          -------                     -------

           1                          Basic Lease Provisions

           2                          Demised Premises

           3                          Term

           4                          Base Rent

           5                          Security Deposit

           6                          Operating Expenses and Additional Rent

           7                          Use of Demised Premises

           8                          Insurance

           9                          Utilities

          10                          Maintenance and Repairs

          11                          Tenant's Personal Property; Indemnity

          12                          Tenant's Fixtures

          13                          Signs

          14                          Landlord's Lien

          15                          Governmental Regulations

          16                          Environmental Matters

          17                          Construction of Demised Premises

          18                          Tenant Alterations and Additions

          19                          Services by Landlord

          20                          Fire and Other Casualty

          21                          Condemnation

          22                          Tenant's Default

          23                          Landlord's Right of Entry

          24                          Lender's Rights

          25                          Estoppel Certificate

          26                          Landlord's Liability

          27                          Notices

          28                          Brokers

          29                          Assignment and Subleasing

          30                          Termination or Expiration

          31                          Intentionally Deleted

          32                          Late Payments

          33                          Rules and Regulations

          34                          Quiet Enjoyment

          35                          Miscellaneous

          36                          Special Stipulations

          37                          Lease Date

          38                          Authority

          39                          No Offer Until Executed

            Exhibit "A"  Demised Premises
            Exhibit "B"  Preliminary Plans and Specifications
            Exhibit "C"  Special Stipulations
            Exhibit "D"  Rules and Regulations
            Exhibit "E"  Certificate of Authority
            Exhibit "F"  Confidentiality Covenant

                           INDUSTRIAL LEASE AGREEMENT


          THIS LEASE AGREEMENT (the "Lease") is made as of the "Lease Date" (as defined in Section 37 herein) by and between DFW TRADE CENTER I LIMITED PARTNERSHIP, a Texas limited partnership ("Landlord"), and SIMMONS COMPANY, a Delaware corporation ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

                              W I T N E S S E T H:

          1.          Basic Lease Provisions.  The following constitute the basic provisions of this Lease:

                      (a)         Demised Premises Address:                     4255 Patriot Drive
                                                                                Coppell, Texas 75019

                      (b)         Demised Premises Square Footage:  approximately 140,981 sq. ft.

                      (c)         Building Square Footage:  approximately 503,074 sq. ft.

                      (d)         Annual Base Rent:

                                              Lease Year 1                        $324,612.00

                                              Lease Years 2 - 4                   $432,816.00

                                              Lease Year 5                        $481,452.00

                                              Lease Years 6 - 10                  $497,664.00

                                              Lease Year 11 (3 months)            $124,416.00

                      (e)         Monthly Base Rent Installments:

                                              Lease Year 1
                                                          Months 1 - 3            $ -0-
                                                          Months 4 - 12           $36,068.00

                                              Lease Years 2 - 4                   $36,068.00

                                              Lease Year 5
                                                          Months 1 - 3            $36,068.00
                                                          Months 4 - 12           $41,472.00

                                              Lease Years 6 - 10                  $41,472.00

                                              Lease Year 11 (3 months)            $41,472.00

                  (f) Lease Commencement Date: March 8, 1998 (as such date may be adjusted pursuant to Section 17(b) hereof)

                  (g) Base Rent Commencement Date: June 8, 1998 (as such date may be adjusted pursuant to Section 17(b) hereof)

                  (h) Expiration Date: June 7, 2008 (as such date may be adjusted pursuant to Section 17(b) hereof)

                  (i)      Term: 123 months

                  (j)      Tenant's Operating Expense Percentage: 28.02%

                  (k)      Security Deposit: $36,068.00

                  (l) Permitted Use: Manufacturing, storage, distribution and retail or wholesale sale of mattresses and related items and office uses ancillary thereto; or such other use that (i) is permitted by all applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Demised Premises, and (ii) will not negatively affect the value or marketability of the Building or the Project, as determined by Landlord in its reasonable discretion.

                  (m)      Address for notice:

                              Landlord:                               DFW Trade Center I Limited Partnership
                                                                      c/o Industrial Developments International, Inc.
                                                                      3424 Peachtree Road, N.E., Suite 1500
                                                                      Atlanta, Georgia 30326
                                                                      Attn:  Vice President - Operations

                              Tenant:                                 Simmons Company
                                                                      One Concourse Parkway
                                                                      Suite 600
                                                                      Atlanta, Georgia 30328
                                                                      Attn: Vice President of Finance and Treasurer

                              With a copy to:                         Jones, Day, Reavis & Pogue
                                                                      3500 SunTrust Plaza
                                                                      303 Peachtree Street
                                                                      Atlanta, Georgia 30308-3242
                                                                      Attn: Scott A. Specht


                      (n)     Address for rental payments:

                                                                      DFW Trade Center I Limited Partnership
                                                                      c/o IDI Services Group, Inc.
                                                                      P. O. Box 930190
                                                                      Atlanta, Georgia  31193

                      (o)     Broker(s):                              N/A

          2. Demised Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord all upon the terms and conditions hereinafter set forth the following premises, referred to as the "Demised Premises", as outlined on Exhibit A attached hereto and incorporated herein: approximately 140,981 square feet of space, approximately 9,100 square feet of which is office space, having an address as set forth in Section 1(a), located within Building E (the "Building"), which contains a total of approximately 503,074 square feet and is located within DFW Trade Center (the "Project"), located in Coppell, Texas. The exact rentable square footage in the Demised Premises and the Building shall be subject to verification by Tenant's architect within ninety (90) days after the Lease Commencement Date. In the event Tenant's computation differs from the square footage set forth in the Section 2, Landlord and Tenant shall cause their respective architects to meet and use their good faith efforts to agree to the square footage in the Demised Premises and the Building. The Demised Premises and the Building shall be measured in each case to the dripline of any outside wall and to the centerline of any demising wall. Notwithstanding anything herein to the contrary, the Base Rent shall not change based on the results of any such verification, the parties hereto agreeing that the Base Rent is not dependent on the square footage of the Demised Premises. The parties agree that the Tenant's Operating Expense Percentage shall be changed based on any changes in the calculation of the square footage of the Demised Premises and the Building resulting from the verification procedure described herein. Tenant shall have, as an appurtenant to the Demised Premises, the right to use on a non-exclusive basis the common walkways and driveways necessary for access to the Demised Premises and the Building. During the Term, Landlord shall make available to Tenant, its employees, customers and visitors a total of 140 automobile parking spaces (on an unassigned, non-exclusive basis) in the parking areas of the Project. Such parking shall be at no additional cost to Tenant.

          3. Term. To have and to hold the Demised Premises for a preliminary term (the "Preliminary Term") commencing on the Lease Date and ending on the Lease Commencement Date as set forth in Section 1(f), and a primary term (the "Term") commencing on the Lease Commencement Date and terminating on the Expiration Date as set forth in Section 1(h), as the Lease Commencement Date and the Expiration Date may be revised pursuant to Section 17(b). The term "Lease Year" shall mean each one (1) year period of the Term (or portion thereof if the last Lease Year of the Term is less than one (1) full year) beginning on the Lease Commencement Date, and each anniversary thereof, and ending on the day immediately prior to the next succeeding anniversary of the Lease Commencement Date.

            4. Base Rent. Tenant shall pay to Landlord at the address set forth in Section 1(n), as base rent for the Demised Premises, commencing on the Base Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the annual amount set forth in Section 1(d) payable in equal monthly installments as set forth in Section 1(e) (the "Base Rent"), payable in advance, without demand and without abatement, reduction, set-off or deduction except as otherwise set forth herein, on the first day of each calendar month during the Term. If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis for the period between the Base Rent Commencement Date and the first day of the following calendar month. No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or


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
any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.

          5. Security Deposit. Upon Tenant's execution of this Lease, Tenant will pay to Landlord the sum set forth in Section 1(k) (the "Security Deposit") as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. The acceptance by Landlord of the Security Deposit paid by Tenant shall not render this Lease effective unless and until Landlord shall have executed and delivered to Tenant a fully executed copy of this Lease. As long as Tenant provides Landlord with Tenant's federal taxpayer identification number, Landlord shall deposit the Security Deposit in a separate interest bearing account selected by Landlord, with interest earned thereon to be additional Security Deposit funds. In the event that Tenant is in default under this Lease, Landlord may retain the Security Deposit for the payment of any sum due Landlord or which Landlord may expend or be required to expend by reason of Tenant's default or failure to perform; provided, however, that any such retention by Landlord shall not be or be deemed to be an election of remedies by Landlord or viewed as liquidated damages, it being expressly understood and agreed that Landlord shall have the right to pursue any and all other remedies available to it under the terms of this Lease or otherwise. In the event all or any portion of the Security Deposit is so retained by Landlord, Tenant shall, within five (5) days of demand therefor from Landlord, replenish the Security Deposit to the full amount set forth in Section 1(k). So long as Tenant has complied with all of the terms, covenants and conditions of this Lease, Landlord shall refund the Security Deposit with all interest earned thereon to Tenant at the end of Lease Year 4. In the event of a sale of the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser, and upon acceptance by such purchaser, Landlord shall be released from all liability for the return of the Security Deposit. Tenant shall not assign or encumber the money deposited as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.

          6.          Operating Expenses and Additional Rent.

                      (a) Tenant agrees to pay as Additional Rent (as defined in Section 6(b) below) its proportionate share of Operating Expenses (as hereinafter defined). "Operating Expenses" shall be defined as all reasonable expenses for operation, repair, replacement and maintenance as necessary to keep the Building and the common areas, driveways, and parking areas associated therewith (collectively, the "Building Common Area") in good order, condition and repair, including but not limited to, utilities for the Building Common Area, expenses associated with the driveways and parking areas (including sealing and restriping, and snow, trash and ice removal), security systems, fire detection and prevention systems, lighting facilities, landscaped areas, walkways, painting and caulking, directional signage, curbs, drainage strips, sewer lines, all charges assessed against or attributed to the Building pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants or development standards, property management fees, all real property taxes and special assessments imposed upon the Building, the Building Common Area and the land on which the Building and the Building Common Area are constructed, all costs of insurance paid by Landlord with respect to the Building and the Building Common Area, and costs of improvements to the Building and the Building Common Area required by any law, ordinance or regulation applicable to the Building and the Building Common Area generally (and not because of the particular use of the Building or the Building Common Area by a particular tenant), which cost shall be amortized on a straight line basis over the useful life of such improvement, as determined by Generally Accepted Accounting Principals ("GAAP") consistently applied. Operating Expenses shall also include the operating expenses of the common areas of the Project, if any, which expenses shall be proportionately allocated among the completed buildings of the Project, based on the square footage of each building or as otherwise provided by the applicable covenants, restrictions, agreements or declaration of protective covenants for the Project. Operating Expenses shall not include expenses for the costs of any maintenance and repair required to be performed by Landlord at its own expense under Section (10)(b). Further, Operating Expenses shall not include the costs for capital improvements unless such costs are incurred for the purpose of causing a material decrease in the Operating Expenses of the Building (provided, however, that prior to incurring any capital cost for the purpose of reducing Operating Expenses, Landlord shall exercise reasonable due diligence in investigating the likelihood of whether such improvement will reduce operating costs) or the Building Common Area or are made with respect to improvements made to comply with laws, ordinances or regulations as described above. Operating Expenses shall not include (1) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, luncheon club, or athletic, fitness or recreational club; (2) the cost of any repairs, alterations, additions, changes, replacements and other items which are made for another tenant's premises or in order to prepare for that tenant's occupancy or renewal; (3) all leasing expenses, including any legal or professional service fees or any real estate brokerage commissions incurred with regard to any tenants in the Project and any advertising and promotional expenses related to leasing or marketing; (4) any costs included in Operating Expenses representing an amount paid to a corporation related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship (provided, however, that a property management fee of 3% shall be deemed to be acceptable, even if paid to a corporation related to Landlord); (5) the cost of any repair in accordance with the provisions hereof relating to casualty or condemnation; (6) any expenses of procuring service contracts or warranties and any expenses for repairs or maintenance which were covered by warranties or service contracts in existence on the Lease Commencement Date and in effect at the time such repair or maintenance was made; (7) any costs of management, accounting or administration other than as is specifically set forth herein; (8) the cost of correcting any defects in the initial construction of the Building or any other improvements in the Project; (9) the cost of the removing any asbestos or hazardous materials from the Building or the Demised Premises; (10) principal, interest and other costs directly related to financing of the Building or the Project and rental costs under any capital lease or ground lease; (11) depreciation, amortization and other non-cash items; (12) the cost of repairs, alterations and general maintenance necessitated by the gross negligence or willful misconduct of Landlord or its agents, employees, officers, contractors or subcontractors; (13) the cost of the salaries and other compensation paid to officers and executives of Landlord above that of building manager; (14) the cost of electricity provided to other tenants of the Project which are reimbursed by such other tenants over base rent; (15) the cost of services or utilities, exceeding the services or utilities provided to Tenant, that are provided to other tenants or for portions of the Building or Project not including the Demised Premises, and are not provided to Tenant; (16) fines or penalties incurred by Landlord for the failure to timely comply with or pay amounts with respect to any contract requirement, legal requirement, building code, ordinance, governmental rule, regulation, law or other governmental authority, not caused by Tenant; (17) the costs of complying with any governmental rules, regulations and statutes applicable to the Building or the Demised Premises promulgated prior to the Lease Date (provided that Tenant is responsible for compliance requirements arising from Tenant's particular use of the Demised Premises as addressed in Section 15 below); and (18) taxes shall not include (i) profits, intangible, documentary stamp, corporate, capital stock, gift taxes, rent taxes or taxes substituted for or in lieu of the foregoing exclusions; (ii) taxes on gross receipts of Landlord from the Building or the Project; or (iii) impact fees or taxes associated with Landlord's development costs. The cost of any work or service performed jointly for the Building and any other building in the Project, or for a facility jointly serving the Building and any other building, shall be reasonably apportioned and allocated so that such portion of such cost as is fairly attributable to the Building, but only such portions, is included in Operating Expenses. The proportionate share of Operating Expenses to be paid by Tenant shall be a percentage of the Operating Expenses based upon the proportion that the square footage of the Demised Premises bears to the total square footage of the Building (such figure referred to as "Tenant's Operating Expense Percentage" and set forth in Section 1(j)). Prior to or promptly after the beginning of each calendar year during the Term, Landlord shall estimate the total amount of Operating Expenses to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement (prepared in reasonable detail and certified by Landlord as being true and correct and accompanied by reasonable supporting documentation) of the actual amount of Operating Expenses for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall remit such overpayment to Tenant if the Term has expired or has been terminated and no Event of Default exists hereunder. The obligations in the immediately preceding sentence shall survive the expiration or any earlier termination of this Lease. If the Lease Commencement Date shall fall on other than the first day of the calendar year, and/or if the Expiration Date shall fall on other than the last day of the calendar year, Tenant's proportionate share of the Operating Expenses for such calendar year shall be apportioned prorata. See Special Stipulations 2, 3 and 4 on Exhibit C hereto.

                      (b) Any amounts required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent. Tenant's obligations for payment of Additional Rent shall begin to accrue on the Lease Commencement Date regardless of the Base Rent Commencement Date.

                      (c) If applicable in the jurisdiction where the Demised Premises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid Landlord by Tenant under the terms of this Lease. Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein.

          7.          Use of Demised Premises.

                      (a) The Demised Premises shall be used for the Permitted Use set forth in Section 1(l) and for no other purpose.

                      (b) Tenant will permit no liens to attach or exist against the Demised Premises, and shall not commit any waste.

                      (c) The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for Landlord or any occupant of the Building or an adjoining building, its customers, agents, or invitees. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same.

                      (d) Tenant shall not in any way violate any law, ordinance or restrictive covenant affecting the Demised Premises, and shall not in any manner use (such use being particular to Tenant, its customers, agents, employees, contractors, or invitees) the Demised Premises so as to cause cancellation of, prevent the use of, or increase the rate of, the fire and extended coverage insurance policy required hereunder. Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Demised Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord's agents or employees shall be for informational purposes only, Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees.

                      (e) In the event insurance premiums pertaining to the Demised Premises, the Building, or the Building Common Area, whether paid by Landlord or Tenant, are increased over the least hazardous rate available due to the particular nature of the use of the Demised Premises by Tenant, Tenant shall pay such additional amount as Additional Rent.

          8.          Insurance.

                      (a) Tenant covenants and agrees that from and after the Lease Commencement Date or any earlier date upon which Tenant enters or occupies the Demised Premises or any portion thereof, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

                               (i) Liability insurance in the Commercial General
Liability form (or reasonable equivalent thereto) covering the Demised Premises and Tenant's use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000.00 and to have general aggregate limits of not less than $5,000,000.00 for each policy year. The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in
Section 11 and, if necessary, the policy shall contain a contractual endorsement to that effect.

                               (ii) Insurance covering (A) all of the items
included in the leasehold improvements constructed in the Demised Premises by or at the expense of Landlord (collectively, the "Improvements"), including but not limited to demising walls and the heating, ventilating and air conditioning system and (B) Tenant's trade fixtures, merchandise and personal property from time to time in, on or upon the Demised Premises, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of "all-risks" fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance relating to the Improvements shall be used solely for the repair, construction and restoration or replacement of the Improvements damaged or destroyed unless this Lease shall cease and terminate under the provisions of
Section 20.

                      (b) All policies of the insurance provided for in Section 8(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than "A," and financial size of not less than Class XII, in the most current available "Best's Insurance Reports", and licensed to do business in the state in which the Building is located. Each and every such policy:

                               (i) shall name Landlord, Lender (as defined in
Section 24), and any other party reasonably designated by Landlord, as an additional insured. In addition, the coverage described in Section 8(a)(ii)(A) relating to the Improvements shall also name Landlord as "loss payee";

                               (ii) shall be delivered to Landlord, in the form
of an insurance certificate acceptable to Landlord as evidence of such policy, prior to the Lease Commencement Date and thereafter within fifteen (15) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

                               (iii) shall contain a provision that the insurer
will give to Landlord and such other parties in interest at least ten (10) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

                               (iv) shall be written as a primary policy which
does not contribute to and is not in excess of coverage which Landlord may carry.

                      (c) In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, Landlord may upon thirty (30) days written notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor. See Special Stipulation 7 on Exhibit C hereto.

                      (d) Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Demised Premises, its contents or to the other portions of the Building, arising from any risk covered by all risks fire and extended coverage insurance of the type and amount required to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder. The parties hereto shall cause their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to waive any right of subrogation that such insurers may have against Landlord or Tenant, as the case may be.

          9. Utilities. During the Term, Tenant shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises and all other costs and expenses involved in the care, management and use thereof. To the extent reasonably possible, such utilities shall be separately metered and billed to Tenant. Any utilities which are not separately metered shall be billed to Tenant by Landlord at Landlord's actual cost. In the event Tenant's use of any utility not metered is in excess of the average use by other tenants, Landlord shall have the right to install a meter for such utility, at Tenant's expense, and bill Tenant for Tenant's actual use. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in
Section 32 from the date of such payment by Landlord, will be added to Tenant's next due payment as Additional Rent.

          10.         Maintenance and Repairs.

                      (a) Tenant shall, at its own cost and expense, maintain in good condition and repair the interior of the Demised Premises, including but not limited to the heating, air conditioning and ventilation systems, glass, windows and doors, sprinkler, all plumbing and sewage systems, fixtures, interior walls, floors (including floor slabs), ceilings, storefronts, plate glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment of every kind and nature located in, upon or about the Demised Premises, except as to such maintenance and repair as is the obligation of Landlord pursuant to Section 10(b). During the Term, Tenant shall maintain in full force and effect a service contract for the maintenance of the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord. Tenant shall deliver to Landlord (i) a copy of said service contract prior to the Lease Commencement Date, and (ii) thereafter, a copy of a renewal or substitute service contract within thirty (30) days prior to the expiration of the existing service contract. Tenant's obligation shall exclude any maintenance and repair required because of the act or negligence of Landlord, its employees, contractors or agents, which shall be the responsibility of Landlord.

                      (b) Landlord shall, at its own cost and expense, maintain in good condition and repair the roof, foundation (beneath the floor slab), structural frame of the Building, load-bearing walls, utilities buried outside the walls of the Demised Premises, the Building Common Areas, and, for the first Lease Year only, the portions of the Demised Premises covered by Landlord's warranty contained in Section 17(e) below. Landlord's obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant or Tenant's agents, contractors, employees and invitees (collectively, "Tenant's Affiliates"), the cost of which shall be the responsibility of Tenant.

                      (c) Unless the same is caused solely by the negligent action or inaction of Landlord, its employees or agents, and is not covered by the insurance required to be carried by Tenant pursuant to the terms of this Lease, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public. See Special Stipulation 8 on Exhibit C hereto.

          11. Tenant's Personal Property; Indemnity. All of Tenant's personal property in the Demised Premises shall be and remain at Tenant's sole risk. Landlord, its agents, employees and contractors, shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons. Landlord, its agents, employees and contractors, shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises, Tenant expressly agreeing to indemnify and save Landlord, its agents, employees and contractors, harmless, in all such cases, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees and contractors. Tenant further agrees to indemnify and reimburse Landlord for any actual and reasonable costs or expenses, including, without limitation, attorneys' fees, that Landlord reasonably may incur in investigating, handling or litigating any such claim against Landlord by a third person, unless such claim arose from the negligence or willful misconduct of Landlord, its agents, employees or contractors. The provisions of this Section 11 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring before such expiration or termination.

          12. Tenant's Fixtures. Tenant shall have the right to install in the Demised Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination or expiration of this Lease, provided no Event of Default, as defined Section 22, then exists; provided, however, that Tenant shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation) caused by the installation and/or removal of any such trade fixtures.

          13. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), and which conform to all applicable laws, ordinances, or covenants affecting the Demised Premises. Any and all signs installed or constructed by or on behalf Tenant pursuant hereto shall be installed, maintained and removed by Tenant at Tenant's sole cost and expense.

          14. Landlord's Lien. Notwithstanding any other provision hereof to the contrary, Tenant does hereby grant to Landlord, and Landlord shall have at all times, a security interest in and a valid first lien upon all of the personal property and trade fixtures of Tenant situated in and upon the Demised Premises to secure the obligations of Tenant for all Base Rent, Additional Rent and other sums to become due hereunder and the performance by Tenant of each and all of Tenant's other covenants and obligations hereunder. The security interest and lien granted herein may be foreclosed in the manner and form provided by law for the foreclosure of chattel mortgages or in any other manner provided or permitted by law. Landlord does hereby agree that the lien granted herein, as well as any statutory lien granted to Landlord, is subordinate to the lien of any lender providing financing to Tenant that is secured by Tenant's trade fixtures, equipment, inventory or other personal property located at the Demised Premises.

          15. Governmental Regulations. Tenant shall promptly comply throughout the Term, at Tenant's sole cost and expense, with all present and future laws, ordinances and regulations of all applicable governing authorities relating to
(a) all or any part of the Demised Premises, and (b) to the use or manner of use of the Demised Premises and the Building Common Area. In the event that such law, ordinance or regulation requires a renovation, improvement or replacement to the Demised Premises or the Building Common Area, then Tenant shall be required to make such renovation, improvement or replacement at Tenant's sole cost and expense and in compliance with Section 18 hereof only if such law, ordinance or regulation is applicable because of Tenant's particular use of the Demised Premises or the Building Common Area, and is not applicable to the Project in general. If the renovation, improvement or replacement is required to comply with a law, ordinance or regulation that was in effect and required compliance at the time the leasehold improvements were constructed in the Demised Premises pursuant to Section 17, then Landlord shall be responsible for the cost of such renovation, improvement or replacement. If the renovation, improvement or replacement is required to comply with a law, ordinance or regulation that was not in effect or did not require compliance at the time the leasehold improvements were constructed in the Demised Premises pursuant to
Section 17 and is not related to Tenant's particular use of the Demised Premises, then the cost of such renovation, improvement or replacement shall be amortized on a straight-line basis over the useful life of the item in question, as determined by GAAP, and Tenant shall be obligated to pay for the portion of such costs attributable to the remainder of the Term, including any extensions thereof. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises.

          16.         Environmental Matters.

                      (a)         For purposes of this Lease:

                               (i) "Contamination" as used herein means the
presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, the Building Common Area or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

                               (ii) "Environmental Laws" as used herein means
all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, concerning protection of human health, safety and the environment, all as may be amended from time to time.

                               (iii) "Hazardous Substances" as used herein means
any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource

Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ["RCRA"]) and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

                      (b) Landlord represents that, except as revealed to Tenant in writing by Landlord prior to the execution of this Lease, to Landlord's actual knowledge, Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises, nor, to Landlord's actual knowledge, has any predecessor owner of the Demised Premises.

                      (c) Tenant covenants that all its activities, and the activities of Tenant's Affiliates (as defined in Section 10(b)), on the Demised Premises, the Building, or the Project during the Term will be conducted in compliance with Environmental Laws. Tenant warrants that, for the business it will operate on the Demised Premises, to the best of its knowledge it is currently in substantial compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws, and Landlord agrees to reasonably cooperate with Tenant to enable Tenant to obtain such permits, licenses or approvals. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws. Tenant covenants that prior to the Lease Commencement Date it shall obtain all such permits, licenses or approvals and made all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Demised Premises.

                      (d) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Demised Premises, the Building, or the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the consent of Landlord shall not be required for the use at the Demised Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises. For purposes of this Section 16, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Demised Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building or the Project.

                      (e) Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or Tenant's Affiliates into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

                      (f) Regardless of any consents granted by Landlord pursuant to Section 16(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, (ii) the discharge of Hazardous Substances into the storm sewer system serving the Project or (iii) the installation of any underground storage tank or underground piping on or under the Demised Premises.

                      (g) Tenant shall and hereby does indemnify Landlord and hold Landlord harmless from and against any and all actual expense, loss, and liability suffered by Landlord (with the exception of those expenses, losses, and liabilities arising from the negligence or willful act of Landlord or that of its agents, employees, or contractors), by reason of the storage, generation, release, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or Tenant's Affiliates or by reason of Tenant's breach of any of the provisions of this Section 16. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises, the Building, or the Project; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances; (iv) any and all fines, penalties or other sanctions assessed upon Landlord; and (v) any and all legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the termination or expiration of this Lease.

          17.         Construction of Demised Premises.

                      (a) Landlord and Tenant have agreed to plans and specifications and/or construction drawings (collectively, the "Plans and Specifications") as generally described on Exhibit B attached hereto and incorporated herein, covering all work to be performed by Landlord in constructing the Improvements (as defined in Section 8(a)(ii)). If Tenant requests any changes to the Plans and Specifications after the Lease Date, and, as a result thereof, completion of construction of the Improvements is delayed beyond the Lease Commencement Date, the Term and Tenant's obligation to pay rent hereunder shall nevertheless begin on the Lease Commencement Date and the Base Rent Commencement Date, as the case may be. After the Lease Date, any changes to the Plans and Specifications requested by Tenant shall be at Tenant's sole cost and expense and subject to Landlord's written approval.

                      (b) Landlord shall use reasonable speed and diligence to substantially complete (as defined below) the Improvements, at Landlord's sole cost and expense in accordance with the Plans and Specifications and in compliance with all laws, statutes, codes and ordinances of the applicable governmental authorities, and have the Demised Premises ready for occupancy on or before the Lease Commencement Date set forth in Section 1(f). If the Demised Premises are not substantially complete on the Lease Commencement Date, such failure to complete shall not in any way affect the obligation of Tenant hereunder except that the Lease Commencement Date, the Base Rent Commencement Date, and the Expiration Date shall be postponed one day for each day substantial completion is delayed until the Demised Premises are substantially complete, unless the delay is caused by change orders requested by Tenant after the Lease Date. No liability whatsoever shall arise or accrue against Landlord by reason of its failure to deliver or afford possession of the Demised Premises, and Tenant hereby releases and discharges Landlord from and of any claims for damage, loss, or injury of every kind whatsoever as if this Lease were never executed. For purposes of this Lease, the term "substantial completion" or any grammatical variation thereof shall mean sufficient completion of construction of the Demised Premises in accordance with the Plans and Specifications so that Tenant can lawfully occupy the Demised Premises for the uses permitted herein, subject only to minor punchlist items, the completion of which will not interfere with such permitted uses by Tenant, as evidenced by the delivery by Landlord to Tenant of (i) a Certificate of Occupancy or its equivalent (or Temporary Certificate of Occupancy or its equivalent) for the Demised Premises issued by the appropriate governmental authority if so required by applicable law, and (ii) a Certificate of Substantial Completion on standard AIA Form G-704 certified by Landlord's architect. See Special Stipulation 5 on Exhibit C hereto.

                      (c) Upon substantial completion of the Demised Premises, a representative of Landlord and a representative of Tenant together shall inspect the Demised Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Improvements (the "Punchlist"). Landlord shall, within a reasonable time after the Punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as is set forth on the Punchlist, and to the extent reasonably possible, Landlord shall complete such work without interfering with Tenant's operations on the Demised Premises. Subject to Landlord's warranty in Section 17(e) below, all construction work performed by Landlord shall be deemed approved by Tenant in all respects except for items of said work which are not completed or do not conform to the Plans and Specifications and which are included on the Punchlist.

                      (d) Upon substantial completion of the Demised Premises and the creation of the Punchlist, Tenant shall execute and deliver to Landlord a letter of acceptance in which Tenant (i) accepts the Demised Premises subject only to Landlord's completion of the items listed on the Punchlist and (ii) confirms that the Lease Commencement Date, the Base Rent Commencement Date and the Expiration Date remain as set forth in Section 1, or if revised pursuant to the terms hereof, setting forth such dates as so revised.

                      (e) Landlord hereby warrants to Tenant that the materials and equipment furnished by Landlord's contractors in the completion of the Improvements will be of good quality and new, that during the one (1) year period following the Lease Commencement Date, such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder, and that such work will conform to the Plans and Specifications. This warranty shall exclude damages or defects caused by Tenant or Tenant's Affiliates, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage.

          18. Tenant Alterations and Additions. Except for (i) non-structural changes costing $25,000 or less per change (on a total project basis) and not more than $250,000 for all changes in the aggregate, or (ii) any decorative change including wall or floor coverings, Tenant shall not make or permit to be made any alterations, improvements, or additions to the Demised Premises (a "Tenant's Change"), without first obtaining on each occasion Landlord's prior written consent (which consent Landlord agrees not unreasonably to withhold) and Lender's prior written consent (if such consent is required). As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord's approval or disapproval, which approval shall not be unreasonably withheld. All Tenant's Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials. Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant's Changes. For any Tenant's Change not requiring Landlord's prior approval, unless Landlord agrees that any of such Tenant Changes may be left in the Demised Premises upon the termination or expiration of this Lease, and for any Tenant's Change requiring Landlord's approval, if Landlord at the time of giving its approval to any Tenant's Change notifies Tenant in writing that approval is conditioned upon restoration, then Tenant shall, at its sole cost and expense and upon the termination or expiration of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant's Change. No Tenant's Change shall be structural in nature or impair the structural strength of the Building or reduce its value. Tenant shall pay the full cost of any Tenant's Change and shall give Landlord such reasonable security as may be requested by Landlord to insure payment of such cost. Except as otherwise provided herein and in Section 12, all Tenant's Changes and all repairs and all other property attached to or installed on the Demised Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

          19. Services by Landlord. Landlord shall be responsible for providing for maintenance of the Building Common Area, and, except as required by Section 10(b) hereof, Landlord shall be responsible for no other services whatsoever. Tenant, by payment of Tenant's share of the Operating Expenses, shall pay Tenant's pro rata share of the expenses incurred by Landlord hereunder.

          20. Fire and Other Casualty. In the event the Demised Premises are damaged by fire or other casualty insured by Landlord, Landlord agrees to promptly restore and repair the Demised Premises at Landlord's expense, including the Improvements to be insured by Tenant but only to the extent Landlord receives insurance proceeds therefor, including the proceeds from the insurance required to be carried by Tenant on the Improvements. Notwithstanding the foregoing, in the event that the Demised Premises are (i) in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within two hundred forty (240) days after the date of such damage; or (ii) destroyed by a casualty which is not covered by Landlord's insurance, or if such casualty is covered by Landlord's insurance but Lender or other party entitled to insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Demised Premises, then Landlord shall give written notice to Tenant of such determination (the "Determination Notice") within sixty (60) days of such casualty. Either Landlord or Tenant may terminate and cancel this Lease effective as of the date of such casualty by giving written notice to the other party within fifteen (15) days after Tenant's receipt of the Determination Notice. Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate. If no such termination notice is given, Landlord shall, to the extent of the available insurance proceeds, make such repair or restoration of the Demised Premises to the approximate condition existing prior to such casualty, promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Demised Premises (if Tenant is still occupying the Demised Premises). In the event that Landlord is unable to so repair or restore the Demised Premises for occupancy by Tenant on or before the date which is two hundred forty (240) days after the date of such damage, as extended by Restoration Delay (as defined below), Tenant may, at its option and as its sole remedy, terminate this Lease by written notice to Landlord given within thirty (30) days following the expiration of such two hundred forty (240)-day period (provided that substantial completion has not occurred prior to Landlord's receipt of said termination notice), and thereafter neither Landlord nor Tenant shall have any further obligation hereunder. For purposes hereof, "Restoration Delay" shall mean delays incurred by reason of Tenant's failure to provide information reasonably necessary to assist in the repair or restoration as requested by Landlord, changes requested by Tenant, and for such additional time as is equal to the time lost by Landlord or Landlord's contractors or suppliers in connection with the performance of Landlord's work and/or the construction of the Demised Premises and related improvements due to strikes or other labor troubles, governmental restrictions and limitations, war or other national emergency, non-availability of materials or supplies, delay in transportation, accidents, floods, fire, damage or other casualties, weather or other conditions, or acts or omissions of Tenant. In the event that Landlord is unable to so repair or restore the Demised Premises for occupancy by Tenant on or before the date which is three hundred (300) days after the date of such damage, Tenant may, at its option and as its sole remedy, terminate this Lease by written notice to Landlord given within thirty (30) days following the expiration of such three hundred (300)-day period (provided that substantial completion has not occurred prior to Landlord's receipt of said termination notice), and thereafter neither Landlord nor Tenant shall have any further obligation hereunder. Base Rent and Additional Rent shall proportionately abate during the time that the Demised Premises or any part thereof are unusable by reason of any such damage thereto.

          21.         Condemnation.

                      (a) If all of the Demised Premises is taken or condemned for a public or quasi-public use, or if a material portion of the Demised Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant with the result that Tenant cannot conduct its business in the remaining Demised Premises as it was conducted prior to such taking or condemnation in the reasonable opinion of Landlord, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Demised Premises. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

                      (b) If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 21(a), Landlord shall, to the extent of the award it receives, restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking (provided that to the extend allowed by the award, the Demised Premises shall be a complete and tenantable building with operational mechanical, electrical and plumbing systems), and there shall be an equitable adjustment to the Base Rent and Additional Rent according to the value of the Demised Premises before and after the taking.

                      (c) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant's moveable trade fixtures, machinery, Tenant's alterations or improvements, loss of business income, and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord's award.

          22.         Tenant's Default.

                      (a) The occurrence of any one or more of the following events shall constitute an "Event of Default" of Tenant under this Lease:

                               (i) if Tenant fails to pay Base Rent or any
Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than five (5) days after receipt of written notice from Landlord of such failure;

                               (ii) if Tenant fails to pay Base Rent or any
Additional Rent on time more than three (3) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period;

                               (iii) if Tenant fails to take possession of the
Demised Premises on the Lease Commencement Date or promptly thereafter;

                               (iv) if Tenant permits to be done anything which
creates a lien upon the Demised Premises and fails to discharge or bond such lien, or post security with Landlord acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof;

                               (v) if Tenant fails to maintain in force all
policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure;

                               (vi) if any petition is filed by or against
Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

                               (vii) if Tenant or any guarantor of this Lease
becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

                               (viii) if a receiver, custodian, or trustee is
appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; or

                               (ix) if Tenant fails to perform or observe any
other term of this Lease and such failure shall continue for more than thirty
(30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

                      (b) Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 22):

                               (i) Terminate this Lease by giving Tenant notice
of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Demised Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice; or

                               (ii) Terminate this Lease as provided in Section
22(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination, is calculated as follows: (1) the value of the excess, if any, of (A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (the "Remaining Term"), over (B) the aggregate reasonable rental value of the Demised Premises for the Remaining Term (which excess, if any shall be discounted to present value at the "Treasury Yield" as defined below for the Remaining Term); plus (2) the actual and reasonable costs of recovering possession of the Demised Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees; plus (3) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises. The amount as calculated above shall be deemed immediately due and payable. The payment of the amount calculated in subparagraph (ii)(1) shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. "Treasury Yield" shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subparagraph (ii)(1)(B) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the remainder of the Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

                               (iii) Without terminating this Lease, declare
immediately due and payable the sum of the following: (1) the present value (calculated using the "Treasury Yield") of all Base Rent and Additional Rent due and coming due under this Lease for the entire Remaining Term (as if by the terms of this Lease they were payable in advance), plus (2) the cost of recovering and reletting the Demised Premises (provided, however, that such cost shall not include the cost of any improvements or alterations to the Demised Premises that substantially improve or are upgrades to the Improvements) and all other actual and reasonable expenses incurred by Landlord in connection with Tenant's default, plus (3) any unpaid Base Rent, Additional Rent and other rentals, charges, assessments and other sums owing by Tenant to Landlord under this Lease or in connection with the Demised Premises as of the date this provision is invoked by Landlord, plus (4) interest on all such amounts from the date due at the Interest Rate, and Landlord may immediately proceed to distrain, collect, or bring action for such sum, or may file a proof of claim in any bankruptcy or insolvency proceedings to enforce payment thereof; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Base Rent and Additional Rent payable hereunder throughout the Term, and provided further, however, that upon Landlord receiving such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of said Demised Premises during the remainder of the Term (provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this subparagraph (iii)), less all costs, expenses and attorneys' fees of Landlord incurred but not yet reimbursed by Tenant in connection with recovering and reletting the Demised Premises; or

                               (iv) Without terminating this Lease, in its own
name but as agent for Tenant, enter into and upon and take possession of the Demised Premises or any part thereof. Any property remaining in the Demised Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord's negligence.

Thereafter, Landlord may, but shall not be obligated to, lease to a third party the Demised Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Premises. (This provision shall not be deemed a waiver by Tenant of any obligation under Texas law, if any, requiring Landlord to mitigate damages.) The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting, shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

                               (v) Without terminating this Lease, and with or
without notice to Tenant, enter into and upon the Demised Premises and, without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any actual and reasonable expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease and Landlord shall not be liable to Tenant for any damages with respect thereto; or

                               (vi) Without liability to Tenant or any other
party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same so long as an Event of Default exists under this Lease; or

                               (vii) With or without terminating this Lease,
allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due; or

                               (viii) Pursue such other remedies as are
available at law or equity.

                      (c) If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

                      (d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

                      (e) No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

                      (f) If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all actual and reasonable expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.

          23. Landlord's Right of Entry. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Lender to enter upon the Demised Premises at all reasonable times during reasonable business hours for the purposes of inspecting the Demised Premises and Tenant's compliance with this Lease, and making any necessary repairs thereto; provided that, except in the case of an emergency (where there is a threat of injury to persons or damage to property), Landlord shall give Tenant reasonable prior notice of Landlord's intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to disturb or otherwise interfere with Tenant's operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Demised Premises at all reasonable times to exhibit the Demised Premises to any prospective purchaser, mortgagee or, during the last six (6) months of the term of this Lease, to any tenant thereof.

          24.         Lender's Rights.

                      (a)  For purposes of this Lease:

                               (i) "Lender" as used herein means the current
holder of a Mortgage;

                               (ii) "Mortgage" as used herein means any or all
mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord's title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.

                      (b) This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage. Tenant recognizes and acknowledges the right of Lender to foreclose or exercise the power of sale against the Demised Premises under any Mortgage. See Special Stipulation 11 on Exhibit C hereto.

                      (c) Tenant shall, in confirmation of the subordination set forth in Section 24(b) and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or to Lender any and all instruments requested by either of them to evidence such subordination.

                      (d) At any time during the Term, Landlord may, by written notice to Tenant, make this Lease superior to the lien of any Mortgage. If requested by Lender, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Lender, any and all instruments that may be necessary to make this Lease superior to the lien of any Mortgage.

                      (e) If Lender (or Lender's nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant's landlord under this Lease without change in the terms and provisions of this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor, (ii) any provision of any amendment to the Lease to which Lender has not consented, (iii) the defaults of any prior landlord under this Lease, or
(iv) any offset rights arising out of the defaults of any prior landlord under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

                      (f) In the event there is a Mortgage at any time during the Term, Landlord shall use reasonable efforts to cause the Lender to enter into a subordination, nondisturbance and attornment agreement with Tenant reasonably satisfactory to Tenant and consistent with this Section 24.

          25. Estoppel Certificate. Landlord and Tenant agree, at any time, and from time to time, within fifteen (15) days after written request of the other, to execute, acknowledge and deliver a statement in writing in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best of its knowledge, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure, (iv) (if such be the case) Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, and (v) and as to such additional matters as may be requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

          26. Landlord Liability. No owner of the Demised Premises, whether or not named herein, shall have liability hereunder for any matter related to the period after it ceases to hold title to the Demised Premises; provided, however, that such owner shall not be relieved from any obligation or liability for matters related to the period in which it holds title to the Demised Premises. Neither Landlord nor any officer, director, shareholder, partner or principal of Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease. In the event Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Building (including insurance proceeds or any condemnation award to Landlord) for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Building.

          27. Notices. Any notice required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing, and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, or (iii) delivered by licensed overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(m) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 27). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

          28. Brokers. Landlord and Tenant each represents and warrants to the other that neither has employed or otherwise engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease. Landlord and Tenant each hereby indemnifies the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.

          29. Assignment and Subleasing. (a) Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent Landlord shall not unreasonably withhold. Any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall not be considered an assignment or transfer which requires Landlord's prior written consent if the resulting entity has a Tangible Net Worth (as defined herein) under Generally Accepted Accounting Principles ("GAAP") of at least Fifty Million Dollars ($50,000,000.00) or otherwise meets financial criteria reasonably acceptable to Landlord. For purposes herein, "Tangible Net Worth" is defined as the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. If there is a change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale where the resulting entity has a Tangible Net Worth under GAAP of less than Fifty Million Dollars ($50,000,000.00), then Landlord's prior written consent to such change in control shall not be required as long as Tenant delivers to Landlord prior to such change in control, as additional Security Deposit, an Irrevocable Letter of Credit (the "L/C") in the amount set forth below, and shall cause the L/C to be maintained in full force and effect throughout the Term, as may be extended, in a form and from a financial institution acceptable to Landlord, as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. The face amount of the L/C shall not be less than six (6) months of Base Rent calculated beginning with the first full month following the change in control of Tenant. Landlord agrees that (i) if Tenant's Tangible Net Worth increases above $50,000,000.00 based on financial information reasonable required by Landlord, and (ii) as long as no Event of Default has occurred and is then continuing or any facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, then Landlord shall release, or cause to be released, the L/C. For purposes of any other assignment or sublease under this Section 29, by way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that (i) the prospective assignee or subtenant is not of a financial strength similar to Tenant as of the Lease Date, (ii) that the prospective assignee or subtenant has a poor business reputation, (iii) that the proposed use of the Demised Premises by such prospective assignee or subtenant (including, without limitation, a use involving the use or handling of Hazardous Substances) will negatively affect the value or marketability of the Building or the Project or (iv) the prospective assignee or subtenant is a current tenant in the Project or is a bona-fide third-party prospective tenant. See Special Stipulation 13 on Exhibit C hereto.

                      (b) If Tenant desires to assign this Lease or sublet the Demised Premises or any part thereof, Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Demised Premises proposed to be subleased, (iii) the proposed effective date and duration of the assignment or subletting and (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. Landlord shall have a period of thirty (30) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) for subleases only that have a term (including renewal options) equal to the remainer of the Term of this Lease (including Tenant's option to extend the Term as contained in Special Stipulation 1 on Exhibit C hereto), to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Sections 11 and 28 and all other provisions of this Lease which expressly survive the termination hereof; or (ii) to permit Tenant to assign or sublet such space; provided, however, that except for a subtenant that is an affiliate of Tenant as described in Special Stipulation 13 on Exhibit C hereto (for which sublease this subparagraph (ii) shall not apply), if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Demised Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then one half (1/2) of such excess rent and other consideration (after payment of brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord) shall be considered Additional Rent owed by Tenant to Landlord, and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or
(iii) to refuse, in Landlord's reasonable discretion (taking into account all relevant factors including, without limitation, the factors set forth in the
Section 29(a) above), to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid thirty (30) day period, Landlord shall be deemed to have elected option (iii) above. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting, and such payments shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection
(ii) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed.

                      (c) No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer. Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder. No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

          30.         Termination or Expiration.

                      (a) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

                      (b) At the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commencement Date, excepting normal wear and tear, condemnation and casualty other than that required to be insured against by Tenant hereunder.

                      (c) If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at the greater of (i) one hundred fifty percent (150%) of the then current fair market base rental value of the Demised Premises or (ii) one hundred fifty percent (150%) of the Base Rent in effect at the end of the Term. Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law. In addition to the foregoing, Tenant shall be liable for all damages, direct and consequential, incurred by Landlord as a result of such holdover. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Demised Premises shall reinstate, continue or extend the Term or Tenant's right of possession.

          31. Intentionally Deleted.

          32. Late Payments. In the event any installment of rent, inclusive of Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid
(i) within five (5) days after Tenant's receipt of written notice of such failure to pay on the first occasion during any twelve (12) month period, or
(ii) as and when due with respect to any subsequent late payments in any twelve
(12) month period, Tenant shall pay an administrative fee equal to two percent (2%) of such past due amount, plus interest on the amount past due at the lesser of (i) the maximum interest rate allowed by law or (ii) a rate of fifteen percent (15%) per annum (the "Interest Rate") to defray the additional expenses incurred by Landlord in processing such payment.

          33. Rules and Regulations. Tenant agrees to abide by the rules and regulations set forth on Exhibit D attached hereto, as well as other rules and regulations reasonably promulgated by Landlord from time to time, so long as such rules and regulations are uniformly enforced against all tenants of Landlord in the Building.

          34. Quiet Enjoyment. So long as Tenant has not committed an Event of Default hereunder, Landlord agrees that Tenant shall have the right to quietly use and enjoy the Demised Premises for the Term.

          35. Miscellaneous.

                      (a) The parties hereto hereby covenant and agree that Landlord shall receive the Base Rent, Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement (except as set forth in Section 20 and Section 21), reduction, set-off, counterclaim, defense or deduction whatsoever.

                      (b) If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

                      (c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

                      (d) TIME IS OF THE ESSENCE OF THIS LEASE.

                      (e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

                      (f) This Lease contains the entire agreement of the parties hereto as to the subject matter of this Lease and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

                      (g) This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

                      (h) Landlord and Tenant agree to execute, upon request of the other, a memorandum of this Lease in recordable form and the requesting party shall pay the costs and charges for the recording of such memorandum of lease. Under no circumstances shall Tenant have the right to record this Lease.

                      (i) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

                      (j) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

                      (k) This Lease shall be interpreted under the laws of the State where the Demised Premises are located.

                      (l) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

          36. Special Stipulations. The Special Stipulations, if any, attached hereto as Exhibit C, are incorporated herein and made a part hereof, and to the extent of any conflict between the foregoing provisions and the Special Stipulations, the Special Stipulations shall govern and control.

          37. Lease Date. For purposes of this Lease, the term "Lease Date" shall mean the later date upon which this Lease is signed by Landlord and Tenant.

          38. Authority. If Tenant is not a natural person, Tenant shall cause its corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit E. Tenant is authorized by all required corporate or partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms.

          39. No Offer Until Executed. The submission of this Lease to Tenant for examination or consideration does not constitute an offer to lease the Demised Premises and this Lease shall become effective, if at all, only upon the execution and delivery thereof by Landlord and Tenant.



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
          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.

                              LANDLORD:

                              DFW TRADE CENTER I LIMITED PARTNERSHIP, a Texas limited partnership

                              By:  ID International (Texas), Inc.,
                                   a Georgia corporation, its Managing General
                                   Partner


Date:                                          By:
                                                  Name:
                                                  Title:


                                               Attest:
                                                  Name:
                                                  Title:


                                                                [CORPORATE SEAL]

                              TENANT:

                              SIMMONS COMPANY, a Delaware corporation


Date: 2/18/98                                  By: /s/ Roger W. Franklin
                                                  Name: Roger W. Franklin
                                                  Title: Vice President --
                                                            Finance, Treasurer

                                               Attest: /s/ Deborah Y. Negley
                                                  Name: Deborah Y. Negley
                                                  Title: Admin. Asst.


                                                                [CORPORATE SEAL]

                                   ATTESTATION


Landlord:


STATE OF

COUNTY OF


          BEFORE ME, a Notary Public in and for said County, personally appeared __________________________ and , known to me to be the person(s) who, as
___________________________________ and ____________________________________,
respectively, of ID International (Texas), Inc., a Georgia corporation, the partnership which executed the foregoing instrument in its capacity as general partner of Landlord, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said partnership, that the same is their free act and deed and they were duly authorized thereunto by the partnership.

          IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this ____ day of __________________________, 1997.



                                                  ______________________________
                                                  Notary Public

                                                  My Commission Expires:


Tenant:


STATE OF GEORGIA

COUNTY OF DE KALB


          BEFORE ME, a Notary Public in and for said County, personally appeared Roger Franklin and Deborah Negley, known to me to be the person(s) who, as V.P. Finance and Admin. Assistant, respectively, of Simmons Company, the corporation which executed the foregoing instrument in its capacity as Tenant, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as officers of said corporation, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

          IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 18th day of February, 1998.


                                 /s/ Vanessa Hornbuckle
                                 ______________________________
                                 Notary Public

                                 My Commission Expires:
                                 Notary Public, De Kalb County, Georgia
                                 My Commission Expires April 2, 2001

                                    EXHIBIT A

               [SITE PLAN OF DEMISED PREMISES, DFW TRADE CENTER -
                    BUILDING 'E', GRAPEVINE/COPPELL, TEXAS]

                                    EXHIBIT B

                      PRELIMINARY PLANS AND SPECIFICATIONS


Those Plans and Specifications for the Demised Premises prepared by MacGregor and Associates and signed by Tenant on January 9, 1998.

                                    EXHIBIT C

                              SPECIAL STIPULATIONS


            The Special Stipulations set forth herein are hereby incorporated into the body of the lease to which these Special Stipulations are attached (the "Lease"), and to the extent of any conflict between these Special Stipulations and the preceding language, these Special Stipulations shall govern and control.

            1.        Option to Extend Term.

                      (a) Landlord hereby grants to Tenant one (1) option to extend the Term for a period of five (5) years, such option to be exercised by Tenant giving written notice of its exercise to Landlord in the manner provided in this Lease at least two hundred forty (240) days prior to (but not more than two hundred seventy (270) days prior to) the expiration of the Term, as it may have been previously extended. No extension option may be exercised by Tenant if an Event of Default has occurred and is then continuing or any facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default either at the time of exercise of the option or at the time the applicable Term would otherwise have expired if the applicable option had not been exercised.

                      (b) If Tenant exercises its option to extend the Term, Landlord shall, within thirty (30) days after the receipt of Tenant's notice of such exercise, notify Tenant in writing of Landlord's determination of the Base Rent for the Demised Premises, which amount shall be 95% of the Market Rent (as defined below) for such space. The phrase "Market Rent" as used herein shall mean Landlord's reasonable determination of the then prevailing market rate for base minimum rental calculated on a per square foot basis for leases covering buildings in the area of Coppell, Texas comparable to the Building (as adjusted for any variances between such buildings and the Building) for the applicable five (5) year option period (the "Market Area"). Tenant shall have thirty (30) days from its receipt of Landlord's notice to notify Landlord in writing that Tenant does not agree with Landlord's determination of the Base Rent. If Tenant does not notify Landlord that Tenant does not agree with Landlord's determination of the Base Rent within thirty (30) days of its receipt of Landlord's notice, Base Rent for the Demised Premises for the applicable extended term shall be the Base Rent set forth in Landlord's notice to Tenant. If Tenant does notify Landlord that Tenant does not agree with Landlord's determination of the Base Rent within such 30-day period, Tenant shall in such notice elect either (i) to determine the Market Rent (if Landlord's determination of Base Rent is based on the Market Rent), or (ii) to retract its option to extend the Term, in which case the Term, as it may have been previously extended, shall expire on its scheduled expiration date and Tenant's option to extend the Term shall be void and of no further force and effect. If Tenant elects to determine the Market Rent, the Market Rent shall be determined by an appraisal procedure as follows:

          In the event that Tenant notifies Landlord that Tenant disagrees with Landlord's determination of the Market Rent and that Tenant elects to determine the Market Rate, then Tenant shall specify, in such notice to Landlord, Tenant's selection of a real estate appraiser who shall act on Tenant's behalf in determining the Market Rent. Within twenty
          (20) days after Landlord's receipt of Tenant's selection of a real estate appraiser, Landlord, by written notice to Tenant, shall designate a real estate appraiser, who shall act on Landlord's behalf in the determination of the Market Rent. Within twenty (20) days of the selection of Landlord's appraiser, the two (2) appraisers shall render a joint written determination of the Market Rent, which determination shall take into consideration any differences between the Building and those buildings comparable to the Building located in the Market Area, including without limitation (i) typical rent factors such as tenant improvement allowances, free rent, moving allowances, and other concessions then available; and (ii) age, location, setting and type of building. If the two (2) appraisers are unable to agree upon a joint written determination within said twenty (20) day period, the two appraisers shall select a third appraiser within such twenty
          (20) day period. Within twenty (20) days after the appointment of the third appraiser, the third appraiser shall render a written determination of the Market Rent; provided, that the third appraiser's determination of Market Rent shall not exceed that of Landlord's appraiser and shall not be less than that of Tenant's appraiser. If Tenant does not agree with the determination of Market Rent pursuant to the appraisal procedure, Tenant shall, within three (3) business days after its notification of the determination of Market Rent pursuant to the appraisal procedure, notify Landlord in writing that it elects to retract its option to extend the Term, in which case the Term, as it may have been previously extended, shall expire on its scheduled expiration date and Tenant's option to extend the Term shall be void and of no further force and effect. Unless Tenant retracts its option in writing within such 3-day period, such determination shall be final, conclusive and binding. All appraisers selected in accordance with this subparagraph shall have at least ten (10) years prior experience in the commercial leasing market of the Market Area and shall be members of the American Institute of Real Estate Appraisers or similar professional organization. If either Landlord or Tenant fails or refuses to select an appraiser, the other appraiser shall alone determine the Market Rent. Landlord and Tenant agree that they shall be bound by the determination of Market Rent pursuant to this paragraph. Landlord shall bear the fee and expenses of its appraiser; Tenant shall bear the fee and expenses of its appraiser; and Landlord and Tenant shall share equally the fee and expenses of the third appraiser, if any.

            (c) Except for the Base Rent, which shall be determined as set forth in subparagraph (b) above, leasing of the Demised Premises by Tenant for the applicable extended term shall be subject to all of the same terms and conditions set forth in this Lease, including Tenant's obligation to pay Tenant's share of Operating Expenses as provided in this Lease; provided, however, that any improvement allowances, rent abatements or other concessions applicable to the Demised Premises during the initial Term shall not be applicable during any such extended term, nor shall Tenant have any additional extension options unless expressly provided for in this Lease. Landlord and Tenant shall enter into an amendment to this Lease to evidence Tenant's exercise of its renewal option. If this Lease is guaranteed, it shall be a condition of Landlord's granting the renewal that Tenant deliver to Landlord a reaffirmation of the guaranty in which the guarantor acknowledges Tenant's exercise of its renewal option and reaffirms that the guaranty is in full force and effect and applies to said renewal.

            2. Property Management Fees. For the purpose of determining Tenant's pro rata share of Operating Expenses, Tenant's share of property management fees for the Building shall not exceed three percent (3.0%) per year of the Annual Base Rent and annual Additional Rent due under the Lease.

            3. Future Governmental Regulations and Cost of Compliance. If, as a result of one or more laws, ordinances, orders, rules, regulations or requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (collectively, "Governmental Requirements"), it is necessary, from time to time during the Term, to perform an alteration or modification of the Demised Premises (a "Code Modification") which (i) would be characterized as a capital expenditure under generally accepted accounting principles and (ii) is not made necessary as a result of the specific use being made by Tenant of the Demised Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), Landlord shall have the obligation to pay the cost of the work which is required to perform the Code Modification and Tenant shall pay Additional Rent in the manner provided in this Special Stipulation. If Tenant receives a written notice from a governmental authority requiring a Code Modification, Tenant shall promptly send a copy of such notice to Landlord. Any Code Modification which is made necessary as a result of the specific use being made by Tenant of the Demised Premises shall be the sole and exclusive responsibility of Tenant in all respects; any such Code Modification shall be promptly performed by Tenant at its expense in accordance with the applicable Governmental Requirement. If a Code Modification has been validly required by a governmental authority and is not the responsibility of Tenant, Landlord shall, at the expense of Landlord, perform the Code Modification in accordance with applicable Governmental Requirements. Upon completion of the Code Modification, Landlord shall provide Tenant with a written certification of the cost actually incurred by Landlord in performing the Code Modification, together with documentation substantiating such cost as Tenant may reasonably require. Tenant shall reimburse Landlord for a portion of the cost of the Code Modification in the following manner:

                      (a) The useful life of the Code Modification shall be a useful life established by agreement of Landlord and Tenant; provided that if no such agreement can be reached, the applicable recovery period under Section 168 of the United States Internal Revenue Code and related Regulations (collectively, the "Code" ) for improvements comparable to the Code Modification shall be the "useful life" of the Code Modification, but in no event shall the "useful life" be greater than fifteen (15) years. If the Code does not establish clearly the applicable recovery period, then the useful life shall conclusively be ten (10) years.

                      (b) Using such useful life, Tenant shall reimburse Landlord for a portion of the cost of the Code Modification which will amortize ("Amortized Cost"), with annual interest calculated at three and one-half percent (3 1/2%) over the interest rate on the ten (10) year Treasury Note at the time of completion of the Code Modification on a straight line basis, during the remainder of the initial Term or the renewal Term, as may be in effect and as may be extended. Commencing on the first day of the first full calendar month following the month in which the Code Modification is completed, and continuing thereafter on the first day of each remaining month of the Term, renewal Term, as may be in effect and as may be extended, Tenant shall pay to Landlord, as Additional Rent, in equal installments, the Amortized Cost. If installments are being paid by Tenant under this Special Stipulation at the end of either the initial Term or the renewal Term and Tenant exercises its right to renew or extend the Term of this Lease, the monthly installments by Tenant under this Special Stipulation shall continue without interruption or modification during the renewal Term irrespective of any adjustment which may be made in Additional Rent, until such time as the cost of the Code Modification has been fully amortized.

            4.        Inspection Rights.

                      (a) Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Term may be inspected by Tenant at Tenant's expense, at any reasonable time within one (1) year after Tenant's receipt of Landlord's statement for Operating Expenses; provided that Tenant shall give Landlord not less than fifteen (15) days' prior written notice of any such inspection. If Landlord's calculation of Tenant's share of Operating Expenses for the inspected calendar year was incorrect, then Tenant shall be entitled to a refund of any overpayment or Tenant shall pay to

Landlord the amount of any underpayment, as the case may be. If Tenant's inspection proves that Landlord's calculation of Tenant's share of Operating Expenses for the inspected calendar year resulted in an overpayment by more than ten percent (10%) of Tenant's share, Landlord shall also pay the reasonable fees and expenses of Tenant's independent professionals, if any, conducting said inspection; provided, however, that if Landlord disagrees with Tenant's inspection results, the parties shall either agree to a resolution of the disagreement or submit the disagreement to the Dispute Resolution Procedure, as defined in Special Stipulation 14 below.

                      (b) All of the information obtained through Tenant's inspection with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to Landlord, the Demised Premises, the Building and/or the Project as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals and any of its officers, agents or employees to be similarly bound pursuant to subsection (c) below.

                      (c) As a condition precedent to Tenant's exercise of its right to inspect, Tenant must deliver to Landlord a signed covenant from the inspector (such covenant is annexed hereto as Exhibit F). Tenant understands and agrees that this provision is of material importance to Landlord and that any violation of the terms of this provision shall result in immediate and irreparable harm to Landlord.

                      (d) Landlord shall have all rights allowed by law or equity if Tenant, its officers, agents, or employees and/or the inspector violate the terms of this provision, including, without limitation, the right to terminate this Lease or the right to terminate Tenant's right to inspect in the future pursuant to this Special Stipulation 4. Tenant shall indemnify, defend upon request, and hold Landlord harmless from and against all costs, damages, claims, liabilities, expenses, losses, court costs, and attorneys' fees suffered by or claimed against Landlord, based in whole or in part upon the breach of this Special Stipulation 3 by Tenant, its officers, agents, or employees and/or its inspector; and shall cause its inspector to be similarly bound.

                      (e) The obligations within this Special Stipulation 4 shall survive the expiration or earlier termination of the Lease.

            5.        Construction of Demised Premises.

                      (a) Notwithstanding the provisions of Section 17 of this Lease, Landlord shall be responsible for the cost of the construction of the Improvements (as defined in Section 8(a)(ii) of the Lease) only up to an amount equal to $1,009,832 (the "Tenant Allowance"). Upon substantial completion of the Improvements, Landlord shall deliver to Tenant a bill for all amounts in excess of the Tenant Allowance. Tenant agrees to pay such bill in full to Landlord within ten (10) calendar days following receipt of such bill.

                      (b) For purposes of this Special Stipulation, the cost of the construction of the Improvements shall be deemed to include, but not be limited to, the cost of the Plans and Specifications, permits and all tenant buildout, including, without limitation, demising walls, utilities, and the heating, ventilating and air conditioning system.

                      (c) Following completion of construction of the Demised Premises in accordance with Section 17 of this Lease and this Special Stipulation, upon Landlord's request, Tenant will promptly execute and deliver an amended and restated version of this Lease as of the Lease Date which will deleted this Special Stipulation in its entirety.

                      (d) If the cost of the Leasehold Improvements is less than the Tenant Allowance (such difference being defined herein as "Savings"), then the Monthly Base Rent Installments shall be reduced as follows: For any Savings up to $357,000, then for every increment of $21,000 of Savings, Monthly Base Rent Installments shall be reduced by $117.49. In no event shall there be a reduction in Base Rent for Savings exceeding $357,000. The reduction shall apply on a pro rata basis to any increment of Savings less than $21,000.

            6. Landlord Representations. Landlord represents and warrants to Tenant as follows:

                      (a) Landlord holds fee simple title to the Building.

                      (b) To Landlord's actual knowledge, the design and construction of the Building materially complies with all applicable federal, state, county and municipal laws, regulations, ordinances and codes in effect as of the Lease Date, excepting therefrom any requirements related to Tenant's specific use of the Demised Premises.

                      (c) No person other than Tenant is entitled to possession of the Demised Premises.

                      (d) The Demised Premises are not subject to any unpaid special assessments which are due and owing.

                      (e) To Landlord's actual knowledge, there exists no pending or contemplated condemnation, eminent domain or rezoning proceeding affecting the Building, or any pending or contemplated proceeding which could or might result in the levy of any special tax or assessment against the Building.

                      (i) There is currently no Mortgage secured by the Building.

            7.        Landlord Insurance.

                      (a) Landlord shall maintain at all times during the Term of this Lease, with such deductible as Landlord in its sole judgment determines advisable, insurance on the "All-Risk" or equivalent form on a Replacement Cost Basis against loss or damage to the Building. Such insurance shall be in the amount of 80% of the replacement value of the Building (excluding all fixtures and property required to be insured by Tenant under this Lease).

                      (b) Landlord shall maintain at all times during the Term commercial liability insurance with limits at least equal to the amount as Tenant is required to maintain pursuant to Section 8(a)(i) of this Lease.

          8. Landlord Default. If Landlord shall fail to cure any default within the times permitted for cure and if, in Tenant's reasonable opinion, "self-help" to cure a default by Landlord is necessary, the parties hereto agree as follows:

                      (a) For situations where there is an emergency situation to prevent significant physical damage to the Demised Premises (including Tenant's property or property of Tenant's customers located within the Demised Premises) or injury to persons, Tenant may exercise such self-help after giving Landlord such notice of Tenant's intent to exercise the intended self-help as is reasonable under the circumstances (it being acknowledged that oral notice may be appropriate in certain emergency situations, but that any such oral notice must be followed by written notice given within three (3) days of such oral notice). Tenant shall be entitled to recover the reasonable cost of self-help in an emergency situation to prevent significant physical damage to the Demised Premises (including Tenant's property located within the Demised Premises) or injury to persons and Landlord shall pay such amount within ninety (90) days after Tenant's request for reimbursement as described below. Notwithstanding the foregoing, Tenant may not recover any costs that are otherwise reimbursable to Tenant under any insurance policies carried by Tenant. In addition, any requests for reimbursement made by Tenant shall be accompanied by such documentation as Landlord shall reasonably require showing the actual costs incurred by Tenant. If Landlord has not paid to Tenant such amount or given Tenant notice of reasonable objection to such amount within such ninety (90) day period, or if Landlord's objection to such amount is resolved against Landlord by agreement of the parties or by a court of competent jurisdiction to which the dispute has been submitted by the parties, then Tenant may withhold the cost of such self-help from future Base Rent until Tenant has been reimbursed in full for the cost of such self-help up to $25,000; provided, however, such set-off rights shall not limit Tenant's right to otherwise recover from Landlord the full amount of the reasonable cost of such self-help.

                      (b) For situations where Landlord's default does not create an emergency situation where action is necessary to prevent significant physical damage to the Demised Premises (including Tenant's property or property of Tenant's customers located within the Demised Premises), injury to persons, or material interference with Tenant's business operations:

                               (i) Tenant must give prior written notice to Landlord that Tenant intends to cure such default under the provisions of this Special Stipulation.

                               (ii) If Landlord disagrees with Tenant's assessment that Landlord has defaulted under this Lease, Landlord may notify Tenant that Landlord elects to submit the disagreement to the Dispute Resolution Procedure defined and described in Special Stipulation 14 below. If Landlord elects the Dispute Resolution Procedure, Tenant shall not cure such alleged Landlord default unless and until the Dispute Resolution Procedure determines that an actual default by Landlord exists.

                               (iii) If the Dispute Resolution Procedure determines that a default has occurred and a cure is required, Landlord shall have a period of fifteen (15) days to begin work to cure such default. Landlord must act with due speed and in good faith to sure such default.

                               (iv) If Landlord does not commence to act to cure such default within such 15-day period or fails to proceed to cure with due speed and in good faith, Tenant may cure such default by incurring only such expenses as are reasonable under the circumstances to cure the default.

                               (v) Tenant shall be entitled to recover the reasonable costs incurred in curing such default by giving written notice to Landlord of such costs with supporting documentation reasonably necessary to show all such actual costs incurred by Tenant. Notwithstanding the foregoing, Tenant may not recover any costs that are otherwise reimbursable to Tenant under any insurance policies carried by Tenant.

                               (vi) If Landlord does not pay to Tenant such amount billed by Tenant within fifteen (15) days following receipt of such notice from Tenant, Tenant may withhold the cost of such self-help, plus interest on the amount due to Tenant at the lesser of
          (i) the maximum interest rate allowed by law or (ii) a rate of fifteen percent (15%) per annum, from future Base Rent until Tenant has been reimbursed in full for the cost of such self-help.

          9. Environmental Matters. Landlord shall indemnify Tenant and hold Tenant harmless from and against any and all expenses, losses and liabilities actually suffered by Tenant (with the sole exception of any and all consequential damages, including but not limited to the loss of use of the Demised Premises, lost profits and loss of business, and those expenses, losses, and liabilities arising from Tenant's own negligence or willful act) as a result of a governmental authority having jurisdiction ordering a cleanup, removal or other remediation by Tenant of any Hazardous Substances located on, under or about the Demised Premises caused by Landlord.

          10. Assignment of Landlord Warranties. Landlord shall grant to Tenant, until the expiration or earlier termination of the Term, without recourse or warranty, a non-exclusive right during the Term to exercise Landlord's rights under any warranties obtained with respect to the heating, ventilation and air conditioning system, or any other portions of the improvements within the Demised Premises required to be maintained or repaired by Tenant pursuant to this Lease, which extend beyond the one (1) year warranty period.

          11. Lender's Rights. Notwithstanding anything to the contrary contained in Section 24 of this Lease, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage created after the Lease Date provided that the holder of said Mortgage agrees not to disturb Tenant's possession of the Demised Premises so long as Tenant is not in default hereunder, as evidenced by a subordination and non-disturbance agreement signed by said holder which agreement may include
(a) the conditions contained in Section 24(e) of this Lease, (b) a requirement that said holder be given notice and opportunity to cure a landlord default and
(c) other provisions customarily required by lenders. Tenant shall promptly execute such a subordination and non-disturbance agreement upon Landlord's request.

          12. Landlord Default. For purposes of Section 26 of the Lease, Landlord's equity interest in the Building shall be deemed to be no less than twenty percent (20%) of the fair market value of the Building determined as of the date on which Tenant initiates the applicable action to enforce its rights under this Lease.

          13. Assignment and Subleasing. Notwithstanding the provisions of
Section 29 of this Lease, Tenant may assign its rights and obligations under this Lease to any entity owning a majority of the outstanding stock of Tenant, or to any entity under common ownership or control with Tenant, or to any entity owned by Tenant, without the prior consent of Landlord, provided that Tenant shall give Landlord prior written notice of such assignment.

          14. Dispute Resolution Procedure. In the event that a dispute arises between Landlord and Tenant under the Lease, and the Lease specifically provides that the dispute resolution procedure outlined in this Special Stipulation 14 (herein referred to as the "Dispute Resolution Procedure") shall be utilized, then such dispute shall be resolved by binding arbitration (the "Arbitration") to be held in front of an arbitrator in Atlanta, Georgia in accordance with this Special Stipulation 14. The Arbitration may be requested by any party to the controversy or dispute by giving a written notice of demand for Arbitration to the other parties. The Arbitration shall be conducted in accordance with the United States Arbitration Act (9 U.S.C. Section 1-16), notwithstanding any other choice of law provision in this Agreement, and under the current Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the determination rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. The parties hereto agree to request an expedited process for the Arbitration. No provision of, or the exercise of any right under, these Arbitration terms shall limit the right of any party to obtain provisional relief such as injunctive relief or other relief to maintain the status quo from a court having jurisdiction, pending the appointment of the arbitrator(s), or the maintenance of such provisional relief until the issuance of a determination by the arbitrator(s). The institution of maintenance of such an action for provisional judicial relief shall not constitute a waiver of the right of any party to submit a controversy or claim for Arbitration. Fees, costs, and expenses of the arbitrator shall be borne by the party against whom the Arbitration shall be determined, or in such proportions as the arbitrator shall designate, but each party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentation of proof.

            15.       Landlord's Failure to Deliver Demised Premises.

                      (a) Notwithstanding the provisions of Section 17(b) of this Lease, in the event that Landlord is unable to substantially complete the Demised Premises on or before April 7, 1998, as extended by Construction Delay (as defined below), Landlord shall give Tenant credit toward Tenant's Monthly Base Rent Installments in the amount of one (1) days' Base Rent for each day after April 7, 1998 that Landlord does not substantially complete the Demised Premises.

                      (b) Notwithstanding the provisions of Section 17(b) of this Lease, in the event that Landlord is unable to substantially complete the Demised Premises on or before June 1, 1998, as extended by delays incurred by reason of changes requested by Tenant in the Plans and Specifications that result in a delay in the completion of construction, or by reason of acts or omissions of Tenant, Tenant may terminate this Lease by written notice to Landlord given within fourteen (14) days following such date (provided that substantial completion has not occurred prior to Landlord's receipt of said termination notice), and thereafter neither Landlord nor Tenant shall have any further obligation hereunder.

                      (c) For purposes of this Lease, "Construction Delay" shall mean delays incurred by reason of changes requested by Tenant in the Plans and Specifications that result in a delay in the completion of construction, and for such additional time as is equal to the time lost by Landlord or Landlord's contractors or suppliers in connection with the performance of Landlord's completion of the Improvements due to strikes or other labor troubles, governmental restrictions and limitations, war or other national emergency, accidents, floods, fire, damage or other casualties, weather or other conditions, acts or omissions of Tenant, or other delays caused by reasons beyond Landlord's reasonable control.

                                    EXHIBIT D

                              RULES AND REGULATIONS


These Rules and Regulations have been adopted by Landlord for the mutual benefit and protection of all the tenants of the Building in order to insure the safety, care and cleanliness of the Building and the preservation of order therein.

          1. The sidewalks shall not be obstructed or used for any purpose other than ingress and egress. No tenant and no employees of any tenant shall go upon the roof of the Building without the consent of Landlord.

          2. No awnings or other projections shall be attached to the outside walls of the Building.

          3. The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances, including Hazardous Substances, shall be thrown therein.

          4. No tenant shall cause or permit any objectionable or offensive odors to be emitted from the Demised Premises.

          5. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

          6. No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them.

          7. Each tenant must, upon the termination of this tenancy, restore to the Landlord all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

          8. Canvassing, soliciting and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent such activity.

          9. Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Demised Premises shall be subject to the approval of Landlord.

          10. Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the express written permission of Landlord. Trucks and tractor trailers may only be parked at designated areas of the Building. Trucks and tractor trailers shall not block access to the Building.

          11. No tenant shall use any area within the Project for storage purposes other than the interior of the Demised Premises.


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
                                    EXHIBIT E

                            CERTIFICATE OF AUTHORITY
                                   CORPORATION

            The undersigned, Secretary of Simmons Company, a Delaware corporation ("Tenant"), hereby certifies as follows to DFW Trade Center I Limited Partnership, a Texas limited partnership ("Landlord"), in connection with Tenant's proposed lease of premises in Building E, at DFW Trade Center, Coppell, Texas (the "Premises"):

            1. Tenant is duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to do business in the State of Texas.

            2. That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Tenant, a lease of the Premises and that the signature opposite the name of each individual is an authentic signature:

 Roger W. Franklin                  VP-Finance/Treasurer                /s/ Roger W. Franklin
--------------------                --------------------                ---------------------
       (name)                              (title)                           (signature)

--------------------                --------------------                ---------------------
       (name)                              (title)                           (signature)

--------------------                --------------------                ---------------------
       (name)                              (title)                           (signature)

            3. That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Tenant, at a duly convened meeting held _____________, 19___.

                                                --------------------------------
                                                Assistant Secretary

                                                                [CORPORATE SEAL]

                                    EXHIBIT F

                            CONFIDENTIALITY COVENANT


            This covenant is executed this ___ day of ______________, 19__, by [insert name of inspector] whose principal office is located at [insert inspector's address].

            As a condition precedent to my right to inspect the financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to [insert name of landlord] ("Landlord") and/or the [insert name and address of the project] (the "Project") on behalf of [insert name of tenant] ("Tenant"), I hereby covenant and agree that I will keep all information obtained through such inspection with respect to financial matters (including, without limitation, costs, expense, income) and other matters pertaining to the Landlord and/or the Project as well as any information regarding a compromise, settlement, or adjustment reached between Landlord and Tenant in strict confidence; and I shall not reveal this information in any manner to any person except (i) Tenant's attorneys, accountants and other reasonable consultants, or
(ii) upon the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion, or (iii) if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by such inspection, or (iv) if required by law.

            I also agree to indemnify, defend upon request, and hold Landlord harmless from and against all costs, damages, claims, liabilities, expenses, losses court costs, and attorney's fees suffered by or claimed against Landlord, based in whole or in part upon the willful breach of this covenant.

            The above-mentioned obligations shall survive the expiration or earlier termination of the lease between Landlord and Tenant.

[Insert inspector's name]


By: __________________________
Title: _______________________

                                      f-1